Exhibit 2

                               ESCROW AGREEMENT
                               ----------------

          ESCROW AGREEMENT, dated February 24, 1997, among Republic

Industries, Inc., a Delaware corporation ("Republic"), and the stockholders

(the "Stockholders") of National Car Rental System, Inc., a Delaware

corporation (the "Company"), and Akerman, Senterfitt & Eidson, P.A. as escrow agent (the "Escrow Agent"), and William E. Lobeck, Jr. as the representative of the Stockholders (the "Stockholders' Representative").

                             W I T N E S S E T H:
                             - - - - - - - - - -


          WHEREAS, the Stockholders are the record and beneficial owners of

(i) all the issued and outstanding shares of common stock (the "Company

Common Stock"), par value $.01 per share, of the Company and (ii) all of the issued and outstanding shares of Series A Preferred Stock, par value $.01 per share, of the Company (the "Company Preferred Stock" and, together with the

Company Common Stock, the "Company Shares");

          WHEREAS, pursuant to a Share Exchange Agreement, dated as of

January 5, 1997, among Republic, the Company and the Stockholders (the

"Agreement"), the Stockholders are exchanging their Company Shares for shares of common stock, par value $.01 per share, of Republic ("Republic Common

Stock");

          WHEREAS, pursuant to Section 2.3 of the Agreement, Republic is to deposit in escrow certificates representing 2,164,194 shares of Republic

Common Stock to be issued pursuant to the Agreement (such shares of Republic

Common Stock being hereinafter referred to as the "Escrowed Consideration")

for the purpose of securing to Republic the obligations of the Stockholders under Article X of the Agreement;

          WHEREAS, Republic and each of the Stockholders desire that the

Escrow Agent serve as escrow agent to hold the Escrowed Consideration and the

Escrow Agent is willing to do so, all upon the terms and conditions hereinafter set forth.

          NOW, THEREFORE, for $10.00 and in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

I.       ESCROWED CONSIDERATION.
         ----------------------

                 1.1  Each Stockholder hereby authorizes Republic to deliver to the Escrow Agent on behalf of such Stockholder, simultaneously with the execution and delivery of this Escrow Agreement, a stock certificate or certificates registered in the name of such Stockholder representing its pro rata interest in the Escrowed Consideration as set forth on Schedule I hereto

(as to each Stockholder, the "Pro Rata Interest"); and each Stockholder is delivering to the Escrow Agent a stock transfer power or powers executed by such Stockholder in blank, to be held for use in connection with the shares of Republic Common Stock to be included in the Escrowed Consideration.  By execution of this Agreement and of Schedule I hereto, the Escrow Agent hereby acknowledges receipt of such certificates and stock powers.  Copies of the certificates evidencing the Escrowed Consideration are attached hereto as

Exhibits "A" and "B."

                 1.2  Each Stockholder hereby authorizes delivery directly to the Escrow Agent (and each agrees that it will deliver to the Escrow Agent if it shall first receive the same) all shares of Republic Common Stock issued or issuable to such Stockholder as a result of any stock dividend or stock split, with respect to the Escrowed Consideration.  Such additional shares shall be registered in the name of such Stockholder, shall become part of the

Escrowed Consideration and shall be treated as Escrowed Consideration hereunder with the same effect as if such shares had been delivered to the

Escrow Agent simultaneously with the execution and delivery of this Escrow

Agreement.

                 1.3  While any Escrowed Consideration is held in escrow

hereunder, each Stockholder will have all rights (including voting rights and the right to receive cash dividends or distributions) with respect thereto in accordance with its Pro Rata Interest of the Escrowed Consideration, except

(a) the right of possession and (b) the right to receive any shares of

Republic Common Stock referred to in Section 1.2 hereof.

II.      DELIVERY OF ESCROWED CONSIDERATION BY ESCROW AGENT.
         --------------------------------------------------

                 The Escrow Agent shall hold the Escrowed Consideration in

escrow until authorized hereunder to deliver the same or any portion thereof,

as follows:

                 2.1  The Escrow Agent shall deliver to each Stockholder on

February 24, 1998 (the "Expiration Date") any Escrowed Consideration then held by it which is registered in the name of such Stockholder unless and to the extent there then remains unresolved any pending claim or any dispute between Republic and the Stockholders' Representative regarding any claim asserted pursuant to Section 2.2 hereof, including any claim with respect to which the Company has asserted a claim against General Motors Corporation pursuant to Section 10.7 of the Agreement, in which event any Escrowed

Consideration remaining on deposit after each such claim shall have been determined, resolved and satisfied as set forth in Articles III and IV hereof shall be delivered to the Stockholders promptly after the time of determination, resolution and satisfaction of such claim to the extent not subject to any other then remaining claims.  No certificate or script representing fractional shares of the Escrowed Consideration shall be delivered to the Stockholders, and such fractional share interests shall not entitle the owner thereof to vote or to any rights as a stockholder of

Republic.  In lieu of any such fractional shares, each Stockholder who would otherwise have been entitled to a fraction of a share of Republic Common

Stock shall be entitled to receive a cash payment in lieu of such fractional share in an amount equal to such fraction multiplied by $28.625; provided that, if following the date  hereof the outstanding shares of  Republic

Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision,

reclassification, recapitalization, split, combination, exchange of shares or similar transaction, the value of each share of Republic Common Stock comprising the Escrowed Consideration shall be correspondingly adjusted to reflect such stock dividend,  subdivision, reclassification,

recapitalization, split, combination, exchange of shares or similar transaction.  Nothing stated in the previous sentence shall be construed as providing the Stockholders any preemptive or antidilutive rights other than in the case of a stock dividend, subdivision, reclassification, recapital-

ization, split, combination, exchange of shares or similar transaction and,

except in such case, there shall be no adjustment to the per share value of the Republic Common  Stock which comprises the Escrowed Consideration in the event that Republic issues or agrees to issue any shares of Republic Common

Stock between the date hereof and the Expiration Date, whether for cash,

through option grants, option or warrant exercises, in acquisitions, or in other transactions.

                 2.2  If at any time from the date hereof prior to the

Expiration Date, Republic has a reasonable good faith basis for asserting a claim for Indemnifiable Damages under the Agreement, it shall give prompt written notice (an "Indemnification Notice") to the Escrow Agent (with a copy to the Stockholders' Representative) in the form of Exhibit C attached hereto.  Upon receipt by the Escrow Agent of an Indemnification Notice, the

Escrow Agent shall hold in escrow hereunder a portion of the Escrowed

Consideration (pro rata in accordance with each Stockholder's Pro Rata

Interest in the Escrowed Consideration) with a value (as determined below)

equal to the amount of the claim set forth in Indemnification Notice and all other pending or disputed claims hereunder (or shall hold in escrow hereunder the entire Escrowed Consideration then in its possession if the value of the

Escrowed Consideration then in its possession will not be sufficient to pay the full amount of all pending or disputed claims) and shall release such

Escrowed Consideration or portion thereof (i) to the Stockholders only in accordance with the provisions of Section 2.1 hereof, or (ii)  to Republic only in accordance with the provisions of Article III and Article IV hereof.

For purposes of satisfying any claim for Indemnifiable Damages under the

Agreement made by Republic or otherwise valuing the Escrowed Consideration hereunder, the shares of Republic Common Stock shall be valued at $28.625 per share (subject to any adjustment described in the proviso in Section 2.1 hereof).  Promptly after receipt of an Indemnification Notice, the Escrow

Agent shall send to the Stockholders' Representative a second copy of such

Indemnification Notice.

                 2.3  Promptly after any determination of a claim in

accordance with the provisions of Article III hereof, and promptly after any receipt of notice of the resolution of a disputed claim in accordance with the provisions of Article IV hereof (which notice shall be accompanied by a copy of any agreement, final court order, judgment or decree evidencing such resolution), the Escrow Agent shall deliver to Republic, free and clear of any interest of the Stockholders therein, Escrowed Consideration, with a value (as determined below) equal to the amount, if any, of such claim payable to Republic pursuant to such determination or resolution.  Such amount shall be charged pro rata against each Stockholder's Pro Rata Interest of the Escrowed Consideration.  For purposes of satisfying any claim so determined or resolved for Indemnifiable Damages under the Agreement made by

Republic or otherwise valuing the Escrowed Consideration hereunder, the shares of Republic Common Stock shall be valued at $28.625 per share (subject to any adjustment described in the proviso in Section 2.1 hereof). If the value (as determined under the preceding sentence) of the Escrowed

Consideration then held by the Escrow Agent is less than the amount, if any,

of such claim so payable, the Escrow Agent shall deliver to Republic all of the Escrowed Consideration then held by it, free and clear of any interest of the Stockholders therein, whereupon this Escrow Agreement shall terminate.

III.     DETERMINATION OF CLAIMS.
         -----------------------

                 The determination of a claim for Indemnifiable Damages

asserted under the Agreement and against the Escrowed Consideration hereunder shall be made as follows:

                 3.1  The claim shall be deemed to have resulted in a

determination in favor of Republic, in an amount equal to the amount of such claim estimated by Republic pursuant to Section 2.2 hereof, on the 30th day after Republic gives the Escrow Agent and the Stockholders' Representative the Indemnification Notice with respect to such claim pursuant to Section 2.2 hereof, unless prior thereto the Escrow Agent has received notice from the

Stockholders' Representative (with a copy to Republic) that the Stockholders have a reasonable good faith basis for disputing the claim in the form of

Exhibit D attached hereto (a "Dispute Notice").  Promptly after receipt of any Dispute Notice, the Escrow Agent shall send Republic a second copy of such Dispute Notice.

                 3.2  If a claim asserted hereunder is disputed by the

Stockholders' Representative in the manner provided in Section 3.1 hereof,

the resolution of such disputed claim shall be made in accordance with the provisions for the settlement of disputes contained in Article IV hereof and such resolution shall be evidenced by the documentation referred to in

Section 4.4 hereof.

                 3.3  (a)  If the Stockholders elect to undertake the defense of a claim in accordance with Section 10.6(a) of the Agreement, the

Stockholders' Representative may from time to time deliver to the Escrow

Agent (with a copy to Republic) a notice in the form of Exhibit E attached hereto (a "Reimbursement Notice").  Promptly after receipt of a Reimbursement

Notice, the Escrow Agent shall send to Republic a second copy of such

Reimbursement Notice.

                          (b)    If Republic wishes to dispute such

Reimbursement Notice, it shall so notify the Escrow Agent and the

Stockholders' Representative in writing, providing a reasonable good faith basis for such dispute, in the form of Exhibit F attached hereto (a

"Reimbursement Dispute Notice") within 30 days after the Stockholders'

Representative gives the Escrow Agent and Republic such Reimbursement Notice,

in which case the dispute shall be resolved in accordance with the provisions for the settlement of disputes contained in Article IV hereof and such resolution shall be evidenced by the documentation referred to in Section 4.4 hereof.  Promptly after receipt of a Reimbursement Dispute Notice, the Escrow

Agent shall send to the Stockholders' Representative a second copy of such

Reimbursement Dispute Notice.

                          (c)  If Republic fails to provide a Reimbursement

Dispute Notice within such 30-day period, or upon receipt of any instructions pursuant to Section 4.4 hereof, the Escrow Agent shall, notwithstanding the provisions of Section 2.2 hereof, distribute to the Stockholders'

Representative a portion of the Escrowed Consideration with a value (as determined below) sufficient to pay the full amount of the expenses set forth in such Reimbursement Notice, if not disputed, or resolved pursuant to

Article IV, if disputed.  Such distribution shall be made pro rata against each Stockholder's Pro Rata Interest in the Escrowed Consideration.  For

purposes of valuing the Escrowed Consideration hereunder, the shares of

Republic Common Stock shall be valued at $28.625 per share (subject to any adjustment described in the proviso in Section 2.1 hereof).

IV.      SETTLEMENT OF DISPUTES.
         ----------------------

                 If the Stockholders' Representative delivers a Dispute

Notice in compliance with Section 3.1 hereof, or Republic delivers a

Reimbursement Dispute Notice in compliance with Section 3.3(b) hereof,

Republic and the Stockholders' Representative shall follow the procedures set forth below:

                 4.1  Promptly following receipt (i) by Republic of a Dispute

Notice or (ii) by the Stockholders of a Reimbursement Dispute Notice, the

parties (other than the Escrow Agent) shall hold a meeting (the "Initial

Meeting"), attended by persons with decision-making authority for each party,

regarding the dispute, to attempt in good faith to negotiate a resolution of the dispute; provided, however, that no such meeting, or any statements made or documents exchanged by the parties at such meeting, shall be deemed to vitiate or reduce the obligations and liabilities of the parties hereunder or under the Agreement or be deemed a waiver by a party hereto of any remedies to which such party would otherwise be entitled hereunder or under the

Agreement.

                 4.2  If, within thirty (30) days after the Initial Meeting or such longer period as the parties (other than the Escrow Agent) may agree,

the parties (other than the Escrow Agent) have not succeeded in negotiating a resolution of the dispute, the parties (other than the Escrow Agent) shall submit the dispute to mediation in accordance with the then-current CPR Model

Mediation Procedure for Business Disputes published by the CPR Institute for

Dispute Resolution (the "CPR").  In connection with such mediation, the parties (other than the Escrow Agent) shall jointly appoint a mutually acceptable mediator, seeking assistance in such regard from the CPR if they have been unable to agree upon such appointment within twenty (20) days from the conclusion of the negotiation period. The parties (other than the Escrow

Agent) shall bear equally the out-of-pocket costs payable to third parties of the mediation; provided, however, that costs payable by a party to its advisors and other representatives, including its attorneys and any experts or consultants retained on its behalf, shall be borne solely by such party.

Such mediation shall be held in New York City unless the parties agree otherwise.

                 4.3  The parties (other than the Escrow Agent) shall

participate in good faith in the mediation and negotiations related thereto for a period of no more than thirty (30) days from the date a mediator is appointed, unless such parties agree to extend such period.  If the parties

(other than the Escrow Agent) are not successful in resolving the dispute through the mediation, then any such party may institute legal proceedings to adjudicate such dispute, subject to the provisions of Section 11.12 of the

Agreement.

                 4.4  The settlement or resolution of any dispute shall be

evidenced to the Escrow Agent by notice and appropriate instructions as to disbursement of the Escrowed Consideration in writing to the Escrow Agent signed (i) by Republic and the Stockholders' Representative or (ii) by either

Republic or the Stockholders' Representative certifying that attached thereto is a certified copy of a final judgment, order or decree of the United States

District Court for the District of Delaware or a court of competent jurisdiction of the State of Delaware or any appellate court thereof, and that the time for appeal therefrom has expired and no appeal has been perfected.  A copy of such notice and instructions shall be sent to the

Stockholders' Representative or Republic, respectively.  Prior to the settlement or resolution of any dispute as provided in this Article IV, the

Escrow Agent shall retain in its possession such portion of the Escrowed

Consideration which is the subject of the dispute.

V.       CONCERNING THE ESCROW AGENT.
         ---------------------------

                 5.1  The Escrow Agent shall be entitled to reasonable

compensation for its services hereunder and shall be reimbursed for all reasonable expenses, disbursements and advances (including reasonable attorneys' fees and expenses) incurred or made by it in performance of its duties hereunder.  The reasonable compensation, expenses, disbursements and advances shall be paid by Republic upon request by the Escrow Agent from time to time.

                 5.2   The Escrow Agent may resign and be discharged from its

duties hereunder at any time by giving notice of such resignation to Republic and to the Stockholders' Representative specifying a date (not less than thirty (30) days after the giving of such notice) when such resignation shall take effect.  Promptly after such notice, a successor escrow agent shall be appointed by mutual agreement of Republic and the Stockholders'

Representative, such successor escrow agent to become Escrow Agent hereunder upon the resignation date specified in such notice.  The Escrow Agent shall continue to serve until its successor accepts the escrow and receives the

Escrowed Consideration; provided, however, that, if no successor escrow agent
                        --------  -------

is appointed prior to the date specified in the Escrow Agent's notice of resignation, the Escrow Agent shall be relieved of its duties hereunder and shall have the option to retain the Escrowed Consideration solely as a custodian or to interplead the Escrowed Consideration with a federal court of competent jurisdiction in Dade County, Florida.  Republic and the

Stockholders' Representative may agree at any time to substitute a new escrow agent by giving notice thereof to the Escrow Agent then acting.

                 5.3  The Escrow Agent undertakes to perform only such duties as are specifically set forth herein, and no implied duties or obligations shall be read herein against the Escrow Agent.  The Escrow Agent shall not be bound in any way by, or be deemed to have knowledge of the terms of, the

Agreement or any other agreement among the parties hereto, the Company, the

Stockholders or Republic other than this Escrow Agreement.  The Escrow Agent acting or refraining from acting in good faith shall not be liable for any mistake of fact or error of judgment by it or for any acts or omissions by it of any kind unless caused by wilful misconduct or gross negligence, and shall be entitled to rely and shall be protected in doing so upon (a) any written notice, instrument or signature believed by it to be genuine, and (b) the advice of counsel (which may be of the Escrow Agent's own choosing).  The

Escrow Agent shall have no responsibility for the contents of any writing submitted to it hereunder and may assume the validity and accuracy of any statement or assertion contained in such a writing or instrument, and may assume that any person who gives any writing, notice, advice, or instructions in connection with the provisions hereof has been duly authorized to do so.

The Escrow Agent makes no representations and has no responsibility as to the validity, genuineness or sufficiency of any of the documents or instruments delivered to it, and shall be entitled in good faith to rely without any liability upon the contents thereof.

                 5.4  Republic, on the one hand, and the Stockholders, on the other hand, jointly and severally agree to indemnify the Escrow Agent and hold it harmless against any and all liabilities, expenses, claims, losses,

actions, suits or proceedings, at law or in equity, incurred by it hereunder

(including attorneys' fees) except for the compensation, expenses,

disbursements and advances described in Section 5.1 hereof and for liabilities incurred by the Escrow Agent resulting from its own wilful misconduct or gross negligence; provided that Republic, on the one hand, and the Stockholders, on the other hand, will be entitled to a right of contribution from the other if such liabilities result from the Stockholders'

actions (including the Stockholders' Representative's actions), or Republic's actions, respectively.

                 5.5  If at any time Escrow Agent determines, in Escrow

Agent's sole and absolute discretion, that there is a dispute concerning whether any of the Escrowed Consideration is to be released under this

Agreement or to whom the Escrowed Consideration is to be released, the interpretation of this Escrow Agreement, the rights and obligations of any of the parties hereunder, or about the propriety of any action contemplated by the Escrow Agent hereunder, the Escrow Agent may, in its sole and absolute discretion, interplead the Escrowed Consideration in a federal court of competent jurisdiction in Dade County, Florida, and the Escrow Agent shall be fully indemnified by the parties hereto in accordance with Section 5.4 hereof and shall also be deemed to be released from all obligations or liabilities under or with respect to this Escrow Agreement except to the extent resulting from the wilful misconduct or gross negligence of the Escrow Agent.

                 5.6  The parties acknowledge that Akerman, Senterfitt &

Eidson, P.A. is counsel to Republic and agree that in the event of a dispute hereunder or with respect to the Escrowed Consideration, the parties shall not assert that Akerman, Senterfitt & Eidson, P.A. is barred from representing itself and/or Republic by reason of its dual status; provided,

however, that Akerman, Senterfitt & Eidson, P.A. shall not represent Republic in connection with any dispute under this Escrow Agreement.

                 5.7  UNDER NO CIRCUMSTANCES SHALL ESCROW AGENT HAVE ANY

LIABILITY HEREUNDER ON ACCOUNT OF ANY LOSS SUFFERED BY REPUBLIC OR THE

STOCKHOLDERS AS A RESULT OF THE ESCROW AGENT FAILING TO DELIVER ANY OF THE

ESCROWED CONSIDERATION IN A TIMELY MANNER EXCEPT TO THE EXTENT RESULTING FROM

THE ESCROW AGENT'S WILFUL MISCONDUCT OR GROSS NEGLIGENCE.

VI.      MISCELLANEOUS.
         -------------

                 6.1  The Stockholders, Republic and the Escrow Agent

acknowledge that Santa Anna Holdings, Inc. ("Santa Anna") intends to liquidate following the Closing Date, and hereby agree that following such liquidation each of the stockholders of Santa Anna shall become Stockholders hereunder entitled to the rights and subject to the obligations hereunder

(including the indemnification obligations of Section 5.4 hereof) with the

Pro Rata Interest of Santa Anna to be divided among such Santa Anna stockholders as the Stockholders' Representative shall specify.  As security for the Santa Anna stockholders' Section 5.4 indemnification obligations,

Santa Anna does hereby grant to Escrow Agent a security interest in and a lien upon Santa Anna's Pro Rata Interest of the Escrowed Consideration, which lien shall automatically terminate when Santa Anna stockholders agree in writing to undertake all the indemnification obligations of Santa Anna under

Section 5.4 hereof.

                 6.2  This Escrow Agreement shall be binding upon, inure to the benefit of, and be enforceable by the respective heirs, beneficiaries,

representatives, successors and assigns of the parties hereto.

                 6.3  This Escrow Agreement contains the entire understanding of the parties with respect to its subject matter, and may be amended only by a written instrument duly executed by all the parties hereto.

                 6.4  All notices, claims, requests, demands and other

communications hereunder shall be in writing and shall be deemed given on the date delivered if delivered personally (including by reputable overnight courier), on the date transmitted if sent by facsimile (which is confirmed)

or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                          (a)  If to Republic:

                                  Republic Industries, Inc.
                                  450 East Las Olas Blvd.
                                  Suite 1200
                                  Fort Lauderdale, FL 33301
                                  Attn:  Richard L. Handley
                                  Facsimile:  (954) 713-2120

                               With a copy to:

                                  Skadden, Arps, Slate, Meagher & Flom (DE)
                                  One Rodney Square
                                  Wilmington, DE  19801
                                  Attn:  Richard L. Easton
                                  Facsimile:  (302) 651-3001

                          (b)  If to Stockholders' Representative:

                                  William E. Lobeck, Jr.
                                  National Car Rental System, Inc.
                                  7700 France Avenue South
                                  Minneapolis, MN 55435
                                  Facsimile:  (612) 830-2087

                                  With copies to:

                                  Kathryn L. Taylor
                                  Crowe & Dunlevy
                                  321 South Boston, Suite 500
                                  Tulsa, OK 74104-3906
                                  Facsimile:  (918) 592-9801

                                  and to:

                                  Simpson Thacher & Bartlett
                                  425 Lexington Avenue
                                  New York, NY 10017-3954
                                  Attn:  Robert L. Friedman
                                  Facsimile:  (212) 455-2502

                                  and to:

                                  Altheimer & Gray
                                  10 South Wacker Drive
                                  Chicago, IL  60606
                                  Attn:  Paul M. Daugerdas
                                  Facsimile:  (312) 715-4800

                          (c)  If the Escrow Agent:

                                  Akerman, Senterfitt and Eidson, P.A.
                                  Sun Trust International Center
                                  28th Floor
                                  One Southeast Third Avenue
                                  Miami, FL 33131
                                  Attn:  Jonathan L. Awner
                                  Facsimile: (305) 374-5095


All deliveries of Escrowed Consideration made by the Escrow Agent hereunder shall be made: if to Republic, to it at the address set forth above; and if to the Stockholders, at their addresses specified by the Stockholders'

Representative.

                 6.5  This Escrow Agreement shall be governed by, and

construed and enforced in accordance with, the laws of the State of Delaware.

                 6.6  This Escrow Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                 6.7  This Escrow Agreement shall remain in full force and

effect until the Escrow Agent has delivered all the Escrowed Consideration in its possession in accordance with the terms hereof.

                 6.8  Article headings contained herein are for reference

purposes only and shall not in any way affect the meaning or interpretation of this Escrow Agreement.

                 6.9  If any provision of this Agreement or the application thereof to any person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated thereby is not affected in any manner adverse to any party.  Upon any such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect original intent of the parties.

                 6.10  This Escrow Agreement is made for the sole protection of the parties hereto and their respective successors and assigns, and no other person may rely hereon or claim benefit hereunder.

                 IN WITNESS WHEREOF, the parties hereto have duly executed

this Escrow Agreement on the date first above written.


                                  REPUBLIC INDUSTRIES, INC.


                                  By /s/ David D. Barclay
                                    --------------------------------
                                    Name:  David D. Barclay
                                    Title:  V.P.


                                  THE STOCKHOLDERS

                                  SANTA ANNA HOLDINGS, INC.


                                  By /s/ William E. Lobeck, Jr.
                                    --------------------------------
                                    Name:  William E. Lobeck, Jr.
                                    Title:


                                  EMERALD INVESTORS, L.L.C.


                                  By /s/ Rodney G. Smith
                                    --------------------------------
                                    Name:  Rodney G. Smith
                                    Title:  Administrative Officer


                                  AKERMAN, SENTERFITT & EIDSON, P.A.


                                  By /s/ Jonathan L. Awner
                                    --------------------------------
                                    Name:  Jonathan L. Awner
                                    Title:  Attorney

                                  STOCKHOLDERS' REPRESENTATIVE


                                  By /s/ William E. Lobeck, Jr.
                                    --------------------------------
                                    Name:  William E. Lobeck, Jr.

                                                                    SCHEDULE I
                                                                    ----------


TOTAL ESCROWED CONSIDERATION:
2,164,194 shares of Republic Common Stock

                                                    PERCENTAGE
                                                  INTEREST IN THE
                                                  ESCROWED          NUMBER
STOCKHOLDER                    CERTIFICATE NO.    CONSIDERATION     OF SHARES
-----------                    ---------------    ---------------   ---------

Santa Anna Holdings, Inc.                           90               1,947,775
Emerald Investors, L.L.C.                           10                 216,419



                                  Receipt Acknowledged
                                 --------------------

                                  AKERMAN, SENTERFITT & EIDSON, P.A.


                                  By_______________________
                                    Name:
                                    Title:

                                                              EXHIBIT A

NUMBER            REPUBLIC                      SHARES
RI-17671         INDUSTRIES, INC.             **1947775**



             INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE



THIS CERTIFICATE IS TRANSFERABLE IN                      SEE REVERSE FOR
NEW YORK CITY, NEW YORK OR CHICAGO, ILLINOIS             CERTAIN DEFINITIONS

                                                         CUSIP 760516 10 4

This certifies that ***SANTA ANNA HOLDINGS, INC            ****1947775******
                                                            **1947775*****
IMPORTANT-SEE REVERSE                                        ***1947775****
SIDE OF CERTIFICATE FOR                                       ****1947775***
RESTRICTIVE LEGEND                                             *****1947775**


is the owner of ONE MILLION NINE HUNDRED FORTY SEVEN THOUSAND SEVEN HUNDRED SEVENTY FIVE***


FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, PAR VALUE $.01, OF


                           REPUBLIC INDUSTRIES, INC.

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This certificate and the shares evidenced hereby are issued under and shall be subject to all of the provisions of the Articles of Incorporation of the Corporation and any amendment thereto, copies of which are on file with the Corporation and the Transfer Agent, to all of which the holder by acceptance hereof, assents. This Certificate is not valid until countersigned by the Transfer Agent and registered by Registrar.

WITNESS the facsimile seal of the corporation and the facsimile signature of its duly authorized officers.


Dated:  Feb. 24, 1997

                                              Countersigned and Registered
                                                HARRIS Trust and Savings BANK
                                                 (CHICAGO)
                                                  TRANSFER AGENT AND REGISTRAR

/S/  PRESIDENT             /S/  SECRETARY         /S/   AUTHORIZED SIGNATURE
                                                  REPUBLIC INDUSTRIES, INC.
                                                  CORPORATE SEAL 1991 DELAWARE

                           [REVERSE SIDE]

                           REPUBLIC INDUSTRIES, INC.

         THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH SHAREHOLDER WHO SO REQUESTS, A STATEMENT OF THE DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF WHICH THE COMPANY IS AUTHORIZED TO ISSUE AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS. ANY SUCH REQUEST IS TO BE ADDRESSED TO THE SECRETARY OF THE COMPANY OR TO THE TRANSFER AGENT NAMED ON THE FACE OF THIS CERTIFICATE.

_________________________________________________________________

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as through they were written out in full according to applicable laws or regulations:

   TEN COM-as tenants in common         UNIF GIFT MIN ACT______ Custodian_____
   TEN ENT-as tenants by the entireties                  (Cust)          (Minor)
   JT TEN-as joint tenants with
                   right of survivorship and     Under Uniform Gifts to Minors
                   not as tenants in common      Act____________________

(State)

    Additional abbreviations may also be used though not in the above list.

        For Value Received, _____________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP OR POSTAL CODE,
OF ASSIGNEE)

________________________________________________________________________________

________________________________________________________________________________

_________________________________________________________________________Shares

of the Common Stock represented by the within certificate, and do hereby irrevocably constitute and appoint

_______________________________________________________________________Attorney

to transfer the said shares on the books of the within named Corporation with full power of substitution in the premises.

Dated,
                                        ___________________________________
                                                    SIGNATURE
                                        ___________________________________
                                                    SIGNATURE

                                    NOTICE THE SIGNATURE(S) TO THIS ASSIGNMENT
                                    MUST CORRESPOND WITH THE NAME(S) AS WRITTEN
                                    UPON THE FACE OF THE CERTIFICATE, IN EVERY
                                    PARTICULAR, WITHOUT ALTERATION OR
                                    ENLARGEMENT, OR ANY CHANGE WHATEVER.


SIGNATURE GUARANTEED:  THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN
                       ELIGIBLE GUARANTOR INSTITUTION, (BANKS,
                       STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS
                       AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.


THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY THE HOLDER EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (the "ACT") AND IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS OF ANY STATE WITH RESPECT THERETO OR IN ACCORDANCE WITH AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND ALSO MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY THE HOLDER WITHOUT COMPLIANCE WITH THE SECURITIES AND EXCHANGE COMMISSION'S ACCOUNTING SERIES RELEASES 130 AND 135.

                                                               EXHIBIT B
NUMBER                REPUBLIC                   SHARES
RI-17673              INDUSTRIES, INC.          **216419**



             INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE



THIS CERTIFICATE IS TRANSFERABLE IN                    SEE REVERSE FOR
NEW YORK CITY, NEW YORK OR CHICAGO, ILLINOIS           CERTAIN DEFINITIONS

                                                       CUSIP 760516 10 4

This certifies that ***EMERALD INVESTORS L L C        ****216419******
                                                        **216419*****
IMPORTANT - SEE REVERSE                                 ***216419****
SIDE OF CERTIFICATE FOR                                  ****216419***
RESTRICTIVE LEGEND                                        *****216419**

is the owner of TWO HUNDRED SIXTEEN THOUSAND FOUR HUNDRED AND NINETEEN***

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, PAR VALUE $.01, OF


                           REPUBLIC INDUSTRIES, INC.


transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This certificate and the shares evidenced hereby are issued under and shall be subject to all of the provisions of the Articles of Incorporation of the Corporation and any amendment thereto, copies of which are on file with the Corporation and the Transfer Agent, to all of which the holder by acceptance hereof, assents. This Certificate is not valid until countersigned by the Transfer Agent and registered by Registrar.

WITNESS the facsimile seal of the corporation and the facsimile signature of its duly authorized officers.


Dated:  Feb. 24, 1997

                                            Countersigned and Registered
                                                  HARRIS Trust and Savings BANK
                                                  (CHICAGO)
                                                  TRANSFER AGENT AND REGISTRAR



/s/ PRESIDENT            /s/SECRETARY       /s/AUTHORIZED SIGNATURE
                                            Republic Industries, Inc. Corporate
                                            Corporate Seal 1991
                                            Delaware
                           REPUBLIC INDUSTRIES, INC.

         THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH SHAREHOLDER WHO SO REQUESTS, A STATEMENT OF THE DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF WHICH THE COMPANY IS AUTHORIZED TO ISSUE AND THE QUALIFICATIONS. LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS. ANY SUCH REQUEST IS TO BE ADDRESSED TO THE SECRETARY OF THE COMPANY OR TO THE TRANSFER AGENT NAMED ON THE FACE OF THIS CERTIFICATE.

_________________________________________________________________

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as through they were written out in full according to applicable laws or regulations:


    TEN COM-as tenants in common          UNIF GIFT MIN ACT____ Custodian_____
    TEN ENT-as tenants by the entireties                   (Cust)        (Minor)
    JT TEN-as joint tenants with
               right of survivorship and  Under Uniform Gifts to Minors
               not as tenants in common   Act____________________
                                             (State)

    Additional abbreviations may also be used though not in the above list.

         For Value Received, _____________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

/___________________/
/                   /
/___________________/


 ----------------------------------------------------------------------------

 ----------------------------------------------------------------------------

 ----------------------------------------------------------------------------
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP OR POSTAL CODE,
OF ASSIGNEE)

 ----------------------------------------------------------------------------

 ----------------------------------------------------------------------------

 -----------------------------------------------------------------------Shares

of the Common Stock represented by the within certificate, and do hereby irrevocably constitute and appoint

 -------------------------------------------------------------------- Attorney
to transfer the said shares on the books of the within named Corporation with full power of substitution in the premises.

Dated, _______________

                                 ____________________________
                                            SIGNATURE

                                 ____________________________
                                            SIGNATURE

                                 NOTICE THE SIGNATURE(S) TO THIS ASSIGNMENT
                                 MUST CORRESPOND WITH THE NAME(S)
                                 AS WRITTEN UPON THE FACE OF THE
                                 CERTIFICATE, IN EVERY PARTICULAR,
                                 WITHOUT ALTERATION OR ENLARGEMENT, OR
                                 ANY CHANGE WHATEVER.

SIGNATURE GUARANTEED:    THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN
                         ELIGIBLE GUARANTOR INSTITUTION, (BANKS, STOCKBROKERS,
                         SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH
                         MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE
                         MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.


THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY THE HOLDER EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (the "ACT") AND IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS OF ANY STATE WITH RESPECT THERETO OR IN ACCORDANCE WITH AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND ALSO MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY THE HOLDER WITHOUT COMPLIANCE WITH THE SECURITIES AND EXCHANGE COMMISSION'S ACCOUNTING SERIES RELEASES 130 AND 135.